CONSENT OF PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated May 13, 2004, included in this Annual Report of the Lodgian, Inc. 401(k) Plan on Form 11-K for the year ended December 31, 2003, into the Plan’s previously filed Registration Statement No. 333-68464.

GIFFORD, HILLEGASS & INGWERSEN, LLP

Atlanta, Georgia
June 25, 2004

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1200 Ashwood Parkway, Suite 300
Atlanta, GA 30338-4747
Tel (770) 396-1100 • Fax (770) 393-0319
www.ghi-cpa.com

MEMBERS OF THE LEADING EDGE ALLIANCE AND KRESTON INTERNATIONAL

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